BGSF, Inc. Reports First Quarter 2023 Financial Results
BGSF Go-to-Market Re-branding Project for All Business Units Well Underway

PLANO, Texas – (May 10, 2023) – BGSF, Inc. (NYSE: BGSF), a leading national provider of consulting, managed services, and workforce solutions, today reported financial results for its first quarter ended April 2, 2023.

Q1 2023 Highlights from Continuing Operations:
•Revenues were $75.3 million, up 9.9% from 2022.
•Gross profit was $26.8 million, up 14.3% from 2022. Gross profit percent increased 140 basis points to 35.6% in 2023.
•Operating income (loss) includes a non-cash charge of $22.5 million ($16.9 million after-tax or $1.58 per diluted share) related to the impairment of trade name intangible assets from the re-branding to BGSF for all entities. Therefore, the other trade names have no value.
•Net loss from continuing operations was $(16.5) million, or $(1.54) per diluted share.

•Adjusted EBITDA1 from continuing operations was $4.3 million up from $3.9 million in 2022.
•Adjusted EPS1 from continuing operations was $0.16 in 2023 compared to $0.23 in 2022, primarily due to increased debt, associated with the Horn Solutions acquisition, and higher interest rates.
Beth A. Garvey, Chair, President and CEO, said, “First quarter results were within our expectations for both Professional and Real Estate. Our Professional segment benefited from incremental revenues from our Horn Solutions acquisition, and we are encouraged by expanded cross-selling opportunities. Our recent strategic acquisition of Arroyo Consulting will strengthen our go-to-market cross-selling efforts providing our clients a cost effective alternative offering nearshore and offshore IT resources.

“We remain cautiously optimistic and feel our specialized offerings in both segments will put us in a position to manage the current uncertain economic times, and allow us better resiliency. Our rebranding efforts support the strength of our brand and allow us to approach the market as one voice with a stronger and broader BGSF platform."

1Non-GAAP financial measure. See reconciliation below for details.

Conference Call
BGSF will discuss its first fiscal quarter 2023 financial results during a conference call and webcast at 9:00 a.m. ET on May 11, 2023. Interested participants may dial 1-833-470-1428 (U.S. Toll Free) or 1-404-975-4839 (U.S. Callers) and provide access code 382695. A replay of the call will be available until May 18, 2023. To access the replay, please dial 1-929-458-6194 (U.S. Callers), 1-866-813-9403 (U.S. Toll Free), or +44 204-525-0658 (all other locations) and enter access code 467420. The live webcast and archived replay are accessible at the investor relations section of the Company’s website at www.bgsf.com.

About BGSF
BGSF provides consulting, managed services, and professional workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, Managed Services, and Real Estate (apartment communities and commercial buildings). BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 94th largest U.S. staffing company and the 49th largest IT staffing firm in 2022. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various other risks and uncertainties, including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” "prospects," and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@bgstaffing.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.

BGSF, Inc.
GAAP Financial Measures

The following tables have been derived from our unaudited consolidated financial statements and summarize key components of our statements of operations for the periods indicated, as well as a reconciliation of revenue and operating (loss) income from continuing operations by reportable segment to consolidated results for the periods indicated.

Results of Operations

	Thirteen Weeks Ended
	April 2, 2023	March 27, 2022
	(dollars in thousands)
Revenues	$75,316	$68,542
Cost of services	48,532	45,111
Gross profit	26,784	23,431
Selling, general and administrative expenses	23,212	19,717
Impairment losses	22,545	—
Depreciation and amortization	1,757	899
Operating (loss) income	(20,730)	2,815
Interest expense, net	(1,200)	(273)
(Loss) income from continuing operations before income taxes	(21,930)	2,542
Income tax benefit (expense) from continuing operations	5,464	(534)
(Loss) income from continuing operations	(16,466)	2,008
Income from discontinued operations:
Income	—	1,235
Gain on sale	—	17,273
Income tax expense	—	(4,716)
Net (loss) income	$(16,466)	$15,800

Net (loss) income per share - diluted
Net (loss) income from continuing operations	$(1.54)	$0.19
Net income from discontinued operations:
Income	—	0.11
Gain on sale	—	1.66
Income tax expense	—	(0.45)
Net (loss) income per share - diluted	$(1.54)	$1.51

Business Segments

	Thirteen Weeks Ended
	April 2, 2023		March 27, 2022
	(dollars in thousands)
Revenue:
Real Estate	$28,405	38%	$25,916	38%
Professional	46,911	62%	42,626	62%
Total	$75,316	100%	$68,542	100%

Gross profit:
Real Estate	$11,347	42%	$9,971	43%
Professional	15,437	58%	13,460	57%
Total	$26,784	100%	$23,431	100%

Operating (loss) income:
Real Estate	$4,690		$4,035
Professional - without impairment losses	2,627		3,470
Professional - impairment losses	(22,545)		—
Home office	(5,502)		(4,690)
Total	$(20,730)		$2,815

The following tables have been derived from our unaudited consolidated financial statements and summarize key components of our balance sheets and statements of cash flows for the periods indicated.

Condensed Balance Sheets

	April 2, 2023	January 1, 2023
Assets	(dollars in thousands)
Current assets	$72,381	$76,162
Property and equipment, net	1,249	2,081
Intangible assets, net	23,410	47,552
Goodwill	55,635	55,193
Other	19,206	13,685
Total assets	$171,881	$194,673
Liabilities and stockholders' equity
Long-term debt, current portion	$4,000	$4,000
Other current	20,986	24,208
Line of credit	21,697	22,302
Long-term debt, less current portion	39,368	40,368
Other long-term	2,672	3,059
Total liabilities	88,723	93,937
Total stockholders' equity	83,158	100,736
Total liabilities and stockholders' equity	$171,881	$194,673

Working Capital
	April 2, 2023	January 1, 2023
	(dollars in thousands)
Working capital	$47,395	$47,954
Working capital ratio	2.90	2.70

Condensed Statements of Cash Flows
	Thirteen Weeks Ended
	April 2, 2023	March 27, 2022
	(dollars in thousands)
Net cash provided by (used in) continuing operations:
Operating activities	$3,939	$(1,060)
Investing activities	(745)	28,262
Financing activities	(3,124)	(27,963)
Net change cash provided by discontinued operations	—	649
Net change in cash and cash equivalents	$70	$(112)

BGSF, Inc.
Non-GAAP Financial Measures

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities or measures of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA" as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and certain non-cash expenses such as contingent consideration gains and share-based compensation expense, as well as certain specific events that management does not consider in assessing our on-going operating performance.

Reconciliation of (Loss) Income from Continuing Operations to Adjusted EBITDA

	Thirteen Weeks Ended
	April 2, 2023	March 27, 2022
	(dollars in thousands)
(Loss) income from continuing operations	$(16,466)	$2,008
Income tax (benefit) expense from continuing operations	(5,464)	534
Interest expense, net	1,200	273
Operating (loss) income	(20,730)	2,815
Depreciation and amortization	1,757	899
Impairment losses	22,545	—
Share-based compensation	361	211
Transaction fees	319	—
Adjusted EBITDA from continuing operations	$4,252	$3,925
Adjusted EBITDA Margin (% of revenue)	5.6%	5.7%

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, transaction fees, and certain non-cash expenses such as contingent consideration gains, as well as certain specific events that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Adjusted EPS

	Thirteen Weeks Ended
	April 2, 2023	March 27, 2022

Net (loss) income from continuing operations per diluted share	$(1.54)	$0.19
Acquisition amortization	0.13	0.05
Impairment losses	2.10	—
Transaction fees	0.03	—
Income tax expense adjustment	(0.56)	(0.01)
Adjusted EPS from continuing operations	$0.16	$0.23